Exhibit 99.1

Corbus Pharmaceuticals Reports Second Quarter 2022 Financial Results and Provides Corporate Update

•
Promising pre-clinical data generated for CRB-601 across several tumor models as monotherapy and in combination with anti-PD1 therapy
•
IND submission for CRB-601 is on track for mid-2023
•
Expanding immuno-oncology pipeline through strategic transactions remains key priority
•
Cash and investments on hand of $74 million funds operations into the first quarter of 2024

Norwood, MA, August 9, 2022 (GLOBE NEWSWIRE) -- Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP) (“Corbus” or the “Company”), an immunology company, today provided a corporate update and reported financial results for the second quarter of 2022.

Key Corporate and Program Updates:

•
Anti-integrin monoclonal antibody (mAb) programs targeting the inhibition of TGFβ are progressing on schedule
o
CRB-601, an anti-αvβ8 mAb, is being developed as a potential treatment for solid tumors
o
Across models explored to date, CRB-601 demonstrates an enhancement of anti-tumor activity when combined with anti PD-1 therapy compared to either single agent alone. This activity is associated with tumor infiltration of proliferating CD4+ and CD8+ T cells in addition to NK cells and M1 macrophages
o
Collectively, this data supports the hypothesis that blockade of local TGFb production by CRB-601 can lead to changes in immune cell infiltration in the tumor microenvironment, potentially enhancing the benefit of PD-1 blockade
o
IND-enabling activities for CRB-601 are ongoing and the program is on schedule for an IND submission in mid-2023.
o
Recent clinical updates from other investigational therapies also targeting latent TGFb reinforce the promise of this novel approach in oncology
•
CB1 inverse agonist program for obesity / metabolism in active partnering discussions
o
CRB-913, the lead pre-clinical candidate, has demonstrated both weight loss and improvement in multiple metabolic parameters, as monotherapy and in combination with semaglutide and tirzepatide in animal models of diet-induced obesity
o
This data has been accepted for an oral presentation at the upcoming annual meeting of the European Association for the Study of Diabetes (EASD) in September
o
Corbus is exploring partnerships to advance CRB-913 into clinical studies
•
The National Institutes of Health has informed the Company that the Phase 2 study conducted by Dr. Meggan Mackay at the Feinstein Institutes for Medical Research with the Autoimmune Centers of Excellence and sponsored by the National Institute of Allergy and Infectious Diseases

evaluating the efficacy, safety, and tolerability of lenabasum in Systemic Lupus Erythematosus (SLE) did not meet its primary endpoint of a statistical improvement in the Numerical Rating Scale (NRS) for pain associated with musculoskeletal inflammation. However, data for the recognized regulatory and clinical endpoints for SLE (BILAG-2004 and the SELENA-SLEDAI) are still pending. Topline data is planned for presentation at an upcoming rheumatology congress.

•
A detailed update on the Corbus pipeline can be found in the most recent Corporate Presentation available at: www.ir.corbuspharma.com/presentations

“We are continuing the transformation of Corbus into a company with a novel and diversified immuno-oncology pipeline and look forward to sharing additional data updates from our integrin programs later this year. We are greatly encouraged by recent clinical updates from the field of latent TGFb inhibition that point to a potential breakthrough in how this key cytokine could be successfully targeted in oncology.” commented Yuval Cohen, Ph.D., Chief Executive Officer of Corbus. “We are actively engaged in business development activities with the goal of expanding our pipeline while also bringing in non-dilutive funding by monetizing our ECS assets through new partnerships.”

Financial Results for Second Quarter Ended June 30, 2022:

The Company reported a net loss of approximately $13.2 million, or a net loss per diluted share of $0.11, for the three months ended June 30, 2022, compared to a net loss of approximately $17.1 million, or a net loss per diluted share of $0.15, for the same period in 2021.

Operating expenses for Q-2 2022 included a one-time charge of $5 million to settle litigation. Operating expenses decreased by $9.5 million to approximately $7.3 million for the three months ended June 30, 2022, compared to $16.8 million in the comparable period in the prior year, excluding the one-time charge. The decrease was primarily attributable to decreased clinical trial and drug manufacturing costs, and an overall reduction in compensation expense.

As of June 30, 2022, the company has $74 million of cash and investments on hand which is expected to fund operations into the first quarter of 2024, based on the current planned expenditures.

About Corbus

Corbus is an immunology company committed to helping people defeat serious illness by bringing innovative scientific approaches to well understood biological pathways. Corbus’ current pipeline includes anti-integrin monoclonal antibodies that block activation of TGFβ and small molecules that activate or inhibit the endocannabinoid system. Corbus is headquartered in Norwood, Massachusetts. For more information on Corbus, visit corbuspharma.com. Connect with us on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's restructuring, trial results, product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential,” "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors, including the potential impact of the recent COVID-19 pandemic and the potential impact of sustained social distancing efforts, on our operations, clinical development plans and timelines, which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:

Sean Moran

smoran@corbuspharma.com

Corbus Pharmaceuticals Holdings, Inc.

Condensed Consolidated Balance Sheets

	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$25,770,665	$25,006,632
Investments	47,532,557	72,640,520
Restricted cash	192,475	192,475
Prepaid expenses and other current assets	1,742,273	2,365,010
Total current assets	75,237,970	100,204,637
Restricted cash	477,425	477,425
Property and equipment, net	1,989,007	2,392,696
Operating lease right of use assets	4,258,077	4,609,110
Other assets	104,165	46,385
Total assets	$82,066,644	$107,730,253
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$110,705	$767,938
Accounts payable	1,986,622	1,782,277
Accrued expenses	4,716,422	10,093,312
Derivative liability	133,710	133,710
Operating lease liabilities, current	1,207,471	1,136,948
Current portion of long-term debt	7,474,846	3,093,344
Total current liabilities	15,629,776	17,007,529
Long-term debt, net of debt discount	11,612,237	15,636,275
Other long-term liabilities	22,205	22,205
Operating lease liabilities, noncurrent	5,332,569	5,956,217
Total liabilities	32,596,787	38,622,226
Stockholders’ equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, no shares issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized, 125,268,381 and 125,230,881 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	12,527	12,523
Additional paid-in capital	421,996,544	418,891,713
Accumulated deficit	(372,419,894)	(349,733,764)
Accumulated other comprehensive loss	(119,320)	(62,445)
Total stockholders’ equity	49,469,857	69,108,027
Total liabilities and stockholders’ equity	$82,066,644	$107,730,253

Corbus Pharmaceuticals Holdings, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Revenue from awards	$—	$136,558	$—	$784,382
Operating expenses:
Research and development	2,499,642	11,265,220	5,785,878	21,986,043
General and administrative	4,840,368	5,572,397	10,071,291	10,913,594
Litigation Settlement	5,000,000	—	5,000,000	—
Total operating expenses	12,340,010	16,837,617	20,857,169	32,899,637
Operating loss	(12,340,010)	(16,701,059)	(20,857,169)	(32,115,255)
Other income (expense), net:
Other income (expense), net	(208,683)	(227,609)	(402,034)	(242,703)
Interest income (expense), net	(490,339)	(401,170)	(949,248)	(1,047,720)
Change in fair value of derivative liability	—	204,000	—	198,000
Foreign currency exchange gain (loss), net	(209,856)	(12,538)	(477,679)	4,134
Other income (expense), net	(908,878)	(437,317)	(1,828,961)	(1,088,289)
Net loss	$(13,248,888)	$(17,138,376)	$(22,686,130)	$(33,203,544)
Net loss per share, basic and diluted	$(0.11)	$(0.15)	$(0.18)	$(0.28)
Weighted average number of common shares outstanding, basic and diluted	125,255,881	116,364,131	125,249,596	120,722,622

Comprehensive loss:
Net loss	$(13,248,888)	$(17,138,376)	$(22,686,130)	$(33,203,544)
Other comprehensive income (loss):
Change in unrealized gain (loss) on marketable debt securities	50,373	23,311	(56,875)	(5,454)
Total other comprehensive income (loss)	50,373	23,311	(56,875)	(5,454)
Total comprehensive loss	$(13,198,515)	$(17,115,065)	$(22,743,005)	$(33,208,998)